Exhibit 99.1

Atossa Genetics Announces First Quarter 2017 Financial Results

and Provides Company Update

SEATTLE, May 11, 2017 — Atossa Genetics Inc. (NASDAQ: ATOS) today announced First Quarter ended March 31, 2017 financial results and provided an update on recent company developments.

Steve Quay, President and CEO, commented, “We are encouraged by our positive progress in advancing the endoxifen program with our ongoing Phase 1 endoxifen study and pleased that our fulvestrant microcatheter study is proceeding at Montefiore Medical Center. We look forward to completing our endoxifen Phase 1 study in the next quarter and commencing a Phase 2 study in the second half of 2017.”

Recent Corporate Developments

Atossa’s important recent developments include the following:

•	May 2017 – Atossa received second positive safety decision in Phase 1 topical endoxifen study.

•	May 2017 – Institutional Review Board approved continuation of fulvestrant microcatheter Phase 2 study at Montefiore Medical Center.

•	April 2017 - Atossa received positive interim review from independent safety committee in Phase 1 topical endoxifen study.

•	April 2017 - Atossa enrolled first cohort of eight subjects in endoxifen study.

•	March 2017 – Atossa raised approximately $4.4 million in gross proceeds in a public offering.

•	March 2017 - Atossa opened its endoxifen Phase 1 clinical study.

•	Atossa plans to commence a Phase 2 clinical study of endoxifen in the second half of 2017.

Q1 2017 Financial Results

We are in the research and development phase and do not generate revenue.

Operating expenses: Total operating expenses were approximately $1.7 million for the three months ended March 31, 2017, consisting of general and administrative (G&A) expenses of approximately $1.1 million and R&D expenses of approximately $544,000. Operating expenses for the three months ended March 31, 2017 decreased approximately $641,000, or 27.5%, from approximately $2.3 million for the three months ended March 31, 2016, which consisted of G&A expenses of approximately $2.2 million, and R&D expenses of approximately $150,000.

The Company recorded a net loss of $1.7 million, for the three months ended March 31, 2017, as compared to a net loss of $2.3 million for the three months ended March 31, 2016.

About Atossa Genetics

Atossa Genetics Inc., is a clinical-stage pharmaceutical company developing novel therapeutics and delivery methods to treat breast cancer and other breast conditions. For more information, please visit www.atossagenetics.com.

Forward-Looking Statements

Forward-looking statements in this press release, which Atossa undertakes no obligation to update, are subject to risks and uncertainties that may cause actual results to differ materially from the anticipated or estimated future results, including the risks and uncertainties associated with actions and inactions by the FDA, the outcome or timing of regulatory approvals needed by Atossa, lower than anticipated rate of patient enrollment, results of clinical studies, the safety and efficacy of Atossa's products and services, performance of clinical research organizations and investigators, obstacles resulting from proprietary rights held by others, such as patent rights, and other risks detailed from time to time in Atossa's filings with the Securities and Exchange Commission, including without limitation its periodic reports on Form 10-K and 10-Q, each as amended and supplemented from time to time.

Atossa Genetics Company Contact:

Atossa Genetics Inc.

Kyle Guse

CFO and General Counsel

(O) 800-351-3902

kyle.guse@atossagenetics.com

Investor Relations Contact

Scott Gordon

CorProminence LLC

377 Oak Street

Concourse 2

Garden City, NY 11530

Office: 516.222.2560

scottg@corprominence.com

Source: Atossa Genetics Inc.

ATOSSA GENETICS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$1,167,011	$3,027,962
Restricted cash	55,000	55,000
Prepaid expense	294,831	171,601
Total current assets	1,516,842	3,254,563

Furniture and equipment, net	27,761	55,119
Intangible assets, net	610,013	640,440
Other assets	148,566	194,250
Total assets	$2,303,182	$4,144,372

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$386,877	$254,320
Accrued expenses	34,610	16,964
Payroll liabilities	330,889	769,899
Other current liabilities	22,401	6,083
Total current liabilities	774,777	1,047,266

Commitments and contingencies

Stockholders’ equity
Preferred stock - $.001 par value; 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock - $.015 par value; 75,000,000 shares authorized, 3,786,913 shares is issued and outstanding	56,804	56,804
Additional paid-in capital	60,478,903	60,344,050
Accumulated deficit	(59,007,302)	(57,303,748)
Total stockholders’ equity	1,528,405	3,097,106

Total liabilities and stockholders’ equity	$2,303,182	$4,144,372

ATOSSA GENETICS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31,
	2017	2016
Operating expenses:
Research and development	$544,302	$149,971
General and administrative	1,142,544	2,177,569
Total operating expenses	1,686,846	2,327,540
Operating loss	(1,686,846)	(2,327,540)
Other expense, net	(16,708)	-
Loss before income taxes	(1,703,554)	(2,327,540)
Income taxes	-	-
Loss from operations	(1,703,554)	(2,327,540)
Net loss	$(1,703,554)	$(2,327,540)
Loss per common share - basic and diluted	$(0.45)	$(0.98)
Weighted average shares outstanding, basic and diluted	3,786,913	2,382,757